UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

United-Guardian, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Marcus Boulevard

Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 273-0900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2023, United-Guardian, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) (the “Minimum MVLS Requirement”) for continued listing on the Nasdaq Global Select Market, as the market value of the Company’s listed securities was less than $50,000,000 for the previous thirty (30) consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Compliance Period Rule”), the Company has a period of 180 calendar days, or until October 17, 2023 (the “Compliance Date”), to regain compliance with the Minimum MVLS Requirement. If, at any time before the Compliance Date, the market value of the Company’s listed securities closes at $50,000,000 or more for a minimum of ten (10) consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Minimum MVLS Requirement. If the Company does not regain compliance with the Minimum MVLS Requirement by the Compliance Date, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

Alternatively, if the Company does not regain compliance with the Minimum MVLS Requirement by the Compliance Date, the Company may transfer the listing of its common stock to the Nasdaq Capital Market, provided that the Company then meets the applicable requirements for continued listing on the Nasdaq Capital Market.

The Staff also noted in its letter that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(1)(A), requiring listed companies to maintain stockholders’ equity of at least $10,000,000 (the “Stockholders’ Equity Requirement”) and Nasdaq Listing Rule 5450(b)(3)(A), which requires listed companies to have total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or for two of the three most recently completed fiscal years (the “Total Assets/Total Revenue Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(2), the Company has been provided forty-five (45) calendar days, or until June 5, 2023, to submit a plan to regain compliance with either the Stockholders Equity Requirement and/or the Total Assets/Total Revenue Requirement (the “Compliance Plan”). If the Compliance Plan is acceptable to the Staff, of which there can be no assurance, the Staff may grant the Company an extension of up to 180 calendar days from the date of the deficiency letter, or until the Compliance Date, to evidence compliance. If the Staff does not accept the Compliance Plan, the Company will have the opportunity to appeal the Staff’s determination.

The Company intends to submit a Compliance Plan on or before June 5, 2023. However, there can be no assurance that the Company will be able to regain compliance with the Stockholders’ Equity Requirement or will otherwise be compliant with other Nasdaq Listing Rules. If the Company wishes to remain on the Nasdaq Global Select Market, it is required to regain compliance with at least one of the continued listing standards detailed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 26, 2023

United-Guardian, Inc.

By:	/s/ Andrea Young
Name:	Andrea Young
Title:	Chief Financial Officer